Exhibit 10.2

NOTE: PORTIONS OF THIS EXHIBIT ARE THE SUBJECT OF A
CONFIDENTIAL TREATMENT REQUEST BY THE REGISTRANT TO THE
SECURITIES AND EXCHANGE COMMISSION. SUCH PORTIONS HAVE BEEN
REDACTED AND ARE MARKED WITH A “[***]” IN PLACE OF THE REDACTED LANGUAGE.

GOLF CENTER SPONSORSHIP AGREEMENT

     This GOLF CENTER SPONSORSHIP AGREEMENT (this “ Agreement ”) is made as of March 27, 2013 (the “ Effective Date ”), between All-American Golf Center, Inc., a Nevada corporation (“ AAGC ”), and TAYLOR MADE GOLF COMPANY, INC., a Delaware corporation doing business as TaylorMade-adidas Golf Company (“ TMaG ”), with respect to the golf center facility owned and operated by AAGC and located at 6730 South Las Vegas Boulevard, Las Vegas, Nevada 89119, as further described in Exhibit A attached hereto (the “ Facility ”).

     WHEREAS , AAGC is the lessee of the Facility and has the exclusive rights to the use, occupation, operation, branding, advertising and marketing of the Facility pursuant to the terms and conditions of that certain Lease Agreement (along with any and all addendums, amendments, and other modifications thereto, collectively, the “ Lease ”), dated June, 1997 with Urban Land of Nevada; and

     WHEREAS , the parties desire that TMaG become the exclusive sponsor of the Facility and that the Facility be branded and marketed using TMaG’s trademarks.

     NOW THEREFORE , in consideration of the mutual promises and covenants contained herein, and for other good and valuable consideration, the parties do hereby agree as follows:

1. Facility .

     1.1 Rebrand and build - out of Facility . The Facility will be re-branded using TMaG Marks (defined below) and, throughout the duration of this Agreement (and for such longer period of time as the parties may agree upon in accordance with the terms of this Agreement), the Facility shall be identified as the TaylorMade Golf Center (the “ Facility Name ”). The parties hereby agree that TMaG shall reimburse AAGC for the reasonable costs associated with the rebranding efforts, including the costs associated with the build-out of the Facility and the Performance Lab (defined below) (TMaG’s total reimbursement expenditures shall collectively be referred to herein as the “ TMaG Contribution ”); provided, however, that the TMaG Contribution shall not exceed $[***]. AAGC shall work in cooperation with TMaG for the approval of the designs, plans and budget for the build-out and rebranding of the Facility. AAGC shall submit invoices to TMaG for third party costs and expenses incurred by AAGC related to the build-out and rebranding of the Facility; and, TMaG shall reimburse AAGC for such expenses within thirty (30) days upon receipt or within such time as reasonably required by AAGC’s invoice therefor accompanied by receipts and other acceptable documentation of such costs and expenses. In addition, AAGC shall provide weekly status updates to TMaG

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regarding the rebranding and build-out of the Facility in a form mutually agreed by the parties.

     1.2 Advertising . AAGC hereby agrees to comply with the following requirements:

     1.2.1 AAGC shall place exterior signage with TMaG Marks of the type and in placement mutually agreed between the parties, including, but not limited to a street sign with an electronic readerboard on Las Vegas Boulevard that will bear the Facility Name (the “ LVB Sign ”); provided, however that the readerboard on the LVB Sign may also include advertising of TMaG Competitors (as defined in Section 4.6 below) so long as the prominence of the TMaG Marks remains consistent with the TMaG Merchandise Placement Requirements defined below (i.e., TMaG Competitors may appear on the readerboard, but [***]% of the time on the readerboard shall be devoted to TMaG Marks). Subject to the limitations set forth in Section 1.1 above, TMaG shall reimburse AAGC for the expenses relating to the costs of creating and installing the exterior signage. AAGC shall not promote or advertise any TMaG Competitors on the exterior of the Facility.

     1.2.2 Within the Facility, AAGC may advertise TMaG Competitors; provided, however, that the TMaG Merchandise (defined below) shall be displayed in accordance with the TMaG Merchandise Placement Requirements described below. Notwithstanding anything to the contrary herein, AAGC shall not place any marketing materials of any TMaG Competitor anywhere within the Facility which directly disparages TMaG [***].

     1.2.3 Upon request therefor by AAGC, TMaG shall provide AAGC with reasonable access to TMaG’s marketing materials. AAGC shall not modify such marketing materials without the prior written approval of TMaG in each and every instance. In addition, should AAGC prepare any of its own marketing materials, AAGC shall provide the marketing materials to TMaG for approval in accordance with Section 7.1 of this Agreement.

     1.2.4 AAGC shall be permitted to operate a website for the Facility (the “ Facility Website ”) using the following URL: www.taylormadegolfcenter.com (the “ Facility URL ”); provided, however that the Facility URL shall be considered a TMaG Mark subject to the terms of Section 7.1.2 below. The Facility URL shall be registered and owned by TMaG. The Facility Website shall not promote or sell any products of TMaG Competitors.

     1.2.5 AAGC shall operate the Facility in consistent with the minimum standards set forth on Exhibit C .

     1.3 TMaG Website . TMaG shall include a link on its website (www.taylormadegolf.com) to the Facility Website.

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     1.4 Fixtures and Artwork . TMaG will be responsible for updating the retail merchandising fixtures and artwork at the Facility with fixtures and artwork that will bear TMaG Marks.

     1.5 TMaG Performance Lab . TMaG will install, at TMaG’s sole cost and expense, subject to the limitations set forth in Section 1.1, (i) one nine-camera MAT-T System for the indoor Studio within the Facility, and (ii) one putting lab (collectively, the MAT-T System and the putting lab shall be referred to as the “ Performance Lab ”).

TMaG shall provide reasonable maintenance service updates for the Performance Lab throughout the Term of the Agreement; provided, however, that AAGC shall be responsible for operating the Performance Lab at the Facility. Should there be an issue with the Performance Lab, AAGC shall promptly notify TMaG and TMaG shall have a reasonable amount of time to repair the Performance Lab.

     1.5.1 Equipment for Performance Lab . TMaG shall furnish a reasonable amount of custom fitting demonstration equipment (including, but not limited to, irons, metal woods, drivers and putters) for AAGC’s use with the Performance Lab at no additional charge to AAGC, subject, however to the limitations set forth in Section 1.1. Throughout the Term of this Agreement, TMaG shall reasonably repair, replace or update demonstration equipment as necessary for AAGC to operate the Performance Lab.

     1.6 Floor Space . Subject to the limitations set forth in Section 1.1 above, TMaG shall pay for the cost of any required build-out of the Facility, including the expansion of the retail floor space from its current size of approximately 3,500 square feet to approximately 7,500 square feet, resulting in a corresponding reduction of common area space. The expanded retail space will display merchandise in accordance with Section 4.5 below.

     1.7 Facility Uniforms . TMaG will provide a reasonable amount of uniforms for all AAGC staff (including shirt, shoes, pants and a belt), in such amounts as reasonably determined by TMaG from time to time.

1.8 Facility Staff . [***]

     1.9 Range Ball Program . [***] TMaG shall have the option, at TMaG’s sole discretion to provide to AAGC up to [***] dozen range balls per year for AAGC’s use at the Facility. In the event that TMaG chooses not to supply range balls to AAGC for use at the Facility, AAGC shall be permitted to purchase range balls from a TMaG Competitor for use in the Facility.

     1.10 Completion of Rebranding . Upon the completion of the rebranding of the Facility, the parties shall hold a grand-opening party for the new Facility. The party shall be mutually coordinated between TMaG and AAGC. TMaG shall provide a reasonable amount of funds for the party.

     2. TMaG Consideration . Provided that AAGC is continuing to operate the Facility and comply with the terms and conditions of this Agreement as more particularly described

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herein, TMaG will pay to AAGC the payments listed below in accordance with the following schedule:

2.1 Upon execution of this Agreement TMaG shall pay to AAGC $200,000.

     2.2 Upon the first anniversary of the Effective Date of this Agreement, TMaG shall pay to AAGC $[***].

     2.3 Upon the second anniversary of the Effective Date of this Agreement, TMaG shall pay to AAGC $[***].

3. Ownership .

     3.1 Any point of purchase displays, TMaG demonstration products, uniforms, fitting systems, and TMaG Merchandise (as defined in and subject to sales under Section 4) and all other equipment, artwork and fixtures provided by TMaG during the Term, including the Performance Lab (collectively, the “ TMaG Property ”) shall at all times be and remain the property of TMaG. AAGC shall not permit any lien, encumbrance or security interest arising out of or in any way relating to any indebtedness or obligation of AAGC (collectively, “ AAGC Liens ”) to attach to any TMaG Property now or hereafter in AAGC’s possession, and agrees to cause its current and future lenders and lessors to execute and deliver to TMaG such waivers, releases or other agreements as TMaG may from time to time require to establish, protect or maintain TMaG’s rights in all TMaG Property, free and clear of any AAGC Liens. AAGC shall keep the TMaG Property operational, clean and in good condition throughout the duration of this Agreement. AAGC shall, at its sole cost and expense, operate the TMaG Property, including equipment, artwork and fixtures, in a manner consistent with TMaG’s specifications and instructions, maintain them in first-class condition, and, except for the Performance Lab, which shall be repaired by TMaG, make such repairs and replacements thereto as may be necessary or appropriate. AAGC shall take reasonable steps to prevent loss of or damage to any TMaG Property. Upon expiration of this Agreement, [***] the TMaG Property shall promptly be returned to TMaG. TMaG may file or record financing statement(s), naming AAGC as debtor and TMaG as creditor, in the appropriate filing office(s) to, among other things, provide notice of TMaG’s interest in the TMaG Property in AAGC’s possession from time to time (and, in the case of TMaG Merchandise, any proceeds thereof), and may notify any other creditor purporting to have a security interest in any inventory, personal property or fixtures of AAGC of TMaG’s interest therein. TMaG shall have the right to mark any of the TMaG Property as the sole property of TMaG and AAGC shall not remove or obscure, or permit the removal or obscuring of any signs, tags, labels or other identifying information affixed to any of the TMaG Property. Unless otherwise expressly approved by TMaG in writing, no TMaG Property in AAGC’s possession shall be removed from the Facility. TMaG shall be responsible for any use tax or personal property taxes payable with respect to any TMaG Property (other than TMaG Merchandise) furnished by TMaG hereunder.

4. TMaG Merchandise .

     4.1 AAGC shall offer for sale to the public at the Facility the full range of standard TMaG products including golf equipment, accessories, golf balls, apparel (Taylor

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Made, adidas Golf, and Ashworth) and footwear (the “ TMaG Merchandise ”), subject to the obligations of TMaG to third parties with respect thereto (such as exclusive distribution rights or area restrictions), which are set forth on Exhibit D attached hereto. The range of TMaG Merchandise, and the quantities of items within the range, maintained at the Facility shall be reasonably determined by TMaG in cooperation with AAGC from time to time. TMaG reserves the right to establish policies regarding the periodic return of unsold TMaG Merchandise. The TMaG Merchandise shall remain the property of TMaG until sale thereof to the consumer is complete, except that, for purposes of this Agreement, loss or shrinkage of TMaG Merchandise shall be treated as if such TMaG Merchandise were sold by AAGC to a consumer in the month during which such loss or shrinkage occurred. On or before the 3rd working day of every calendar month, AAGC shall report the type (by TMaG sku) and quantity of TMaG Merchandise sold by AAGC during the preceding calendar month (including loss and shrinkage), and the type and quantity of TMaG Merchandise remaining at the Facility on the last day of such calendar month. AAGC shall provide such other periodic reporting regarding transactions in or relating to TMaG Merchandise as TMaG may from time to time reasonably require. AAGC shall pay TMaG the full wholesale price for any TMaG Merchandise, as quoted by TMaG from time to time, net 21 days end of month, for all TMaG Merchandise sold in the preceding month, provided that AAGC will receive a [***] percent ([***]%) discount for payment made within 20 days from end of month. Moreover, a monthly late payment charge of [***]% will be assessed on any unpaid balance after its due date, which, for the avoidance of doubt, is 21 days from the end of the month in which the relevant TMaG Merchandise was sold. AAGC shall pay collection costs, collection agency commission, expenses and reasonable attorney fees (including, without limitation, at trial and on appeal) that TMaG may incur in any manner of collection of any sums past due.

     4.2 AAGC shall maintain its sales records (including its sales tax records) pertaining to TMaG Merchandise sold under this Agreement for a period of not less than seven calendar years after sale. AAGC shall maintain such records on a consistent basis from month to month and year to year, and such records shall specify in reasonable detail the type and quantity of TMaG Merchandise sold by AAGC. Upon reasonable notice [***] TMaG shall have the right to audit such sales records at any reasonable time, to conduct its own inventory of TMaG Merchandise, and otherwise to verify AAGC’s compliance with its obligations hereunder, and the parties may, in addition to any other remedies, make appropriate adjustments based upon the results of such audit or inventory. In addition, TMaG will have the right to conduct regular inventory counts and cycle counts.

     4.3 AAGC shall be solely responsible for the collection of all sales, use, value added or other taxes imposed on sales of TMaG Merchandise from the Facility, and shall timely remit same to the appropriate taxing authorities.

     4.4 Except as provided in this Agreement, AAGC shall not have the right to sell TMaG Merchandise provided under this Agreement at any location other than the Facility without the prior written consent of TMaG, which consent may be withheld in TMaG’s sole discretion. The purchase and sale of such Products shall be subject to TMaG’s standard Business Policy and General Terms and Conditions, as may updated from time to time by TMaG. [***] AAGC shall not sell any TMaG Merchandise, directly or indirectly, via any unauthorized internet website or via direct mail, telephone or e-mail solicitation. Notwithstanding the

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foregoing, AAGC may sell TMaG Merchandise via direct mail, telephone, or email solicitation solely to existing customers of the Facility existing as of the Effective Date.

     4.5 Merchandise Placement Requirements . AAGC covenants that [***] percent ([***]%), or a greater percentage to be mutually agreed upon between the parties, of the expanded retail floor space (by usable square footage) shall be devoted to the TMaG Merchandise, with the location and layout to be mutually agreed by the parties (the “ TMaG Merchandise Placement Requirements ”). Additionally, TMaG Merchandise shall have clear priority positioning with respect to each distinct product category. As a nonlimiting example, TMaG putters shall clearly be the most visible and have the best positioning when compared to any TMaG Competitor’s putters. Should TMaG reasonably believe that the TMaG Merchandise does not have clear priority positioning, TMaG and AAGC shall work to re-position the TMaG Merchandise in a mutually agreeable manner.

     4.6 Competing Merchandise . AAGC may devote no more than [***] percent ([***]%) of Facility retail floor space to TMaG Competitors (defined below), comprised of at least three independent TMaG Competitors. The Term “ TMaG Competitor ” means any person or entity other than TMaG that manufactures, produces, licenses, sells, markets or distributes, directly or indirectly, anywhere in the world, any golf equipment, accessories, balls, apparel or footwear.

     4.7 Close out product . TMaG shall use good faith efforts to make close out products available at the Facility, and Las Vegas Golf and Tennis’ DM Location (defined below) and BP Location (defined below) from time to time. Close out product will be subject to TMaG’s close out terms and AAGC shall pay for any close out product on such terms regardless of the date of actual retail sale of such items.

     5. Marketing Fund . During the Term of this Agreement, TMaG will pay to AAGC’s retail tenant a quarterly rebate in the amount of [***] percent ([***]%) of the wholesale price of the TMaG Merchandise purchased at the Facility. In addition, provided that AAGC’s associated facility, Las Vegas Golf and Tennis, maintains TMaG as its premier vendor at its Dean Martin location (the “ DM Location ”) and its Boca Park location (the “ BP Location ”), TMaG will pay to each retail operating entity of the DM Location and the BP Location, a quarterly rebate in the amount of [***] percent ([***]%) of the wholesale price of the TMaG Merchandise purchased at the DM Location or the BP Location, respectively. If, at any time during the Term of this Agreement either the DM Location or the BP Location ceases to maintain TMAG as its premier vendor, TMaG will immediately cease paying the marketing rebate to such location upon thirty (30) days advance written notice. TMaG will remit any earned marketing rebate to AAGC, the DM Location or the BP Location within forty-five (45) days after the end of each calendar quarter throughout the Term of this Agreement, accompanied by a report describing the basis for the marketing rebate earned. Any marketing rebate owed will be credited against any open invoice payable to TMaG or paid in cash if there is no outstanding invoice. Any marketing rebate owed to either of the DM Location or the BP Location will be credited against any open invoice payable to TMaG by either the DM Location or the BP Location, respectively, or paid in cash to either the DM Location or the BP Location if there is no outstanding invoice.

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6. Sales targets . AAGC will [***] meet the annual retail sales targets for the TMaG

Merchandise sold at the Facility (the “Retail Sales Targets”). The Retail Sales Target for the 2013 calendar year shall be $[***] in gross retail sales prorated for the time the Facility is actually open during the 2013 calendar year. The Retail Sales Target for the 2014 calendar year shall be $[***] in gross retail sales. Thereafter, the Retail Sales Target for each successive year shall increase by [** *] percent ([***]%). The parties hereby acknowledge that the Retail Sales Targets shall be used [***]; provided, however, that if AAGC is not on track to hit a Retail Sales Target in any given calendar year throughout the Term of this Agreement, AAGC will [***] implement reasonable measures that are suggested by TMaG and mutually agreed by AAGC in order to improve sales of the TMaG Merchandise at the Facility at AAGC’s sole cost and expense.

7. Intellectual Property .

     7.1 Trademarks . Subject to the terms and conditions of this Agreement, during the Term, TMaG shall provide a license to AAGC with respect to the Facility Name, Facility URL and the TMaG Marks (collectively, the “ Marks ”) as set forth below.

     7.1.1 License to use Facility Name . TMaG hereby grants AAGC an exclusive, non-transferable, non-sublicensable license during the Term to use the Facility Name and TMaG URL, solely in connection with the marketing and promotion of the Facility in accordance with this Agreement. AAGC shall not acquire any right, title or interest in and to the Facility Name or any other trademark or intellectual property of TMaG except for the limited license to use the trademark(s) as specifically set forth herein. The license granted to AAGC by TMaG hereunder shall terminate automatically and irrevocably upon the expiration or termination of this Agreement [***].

     7.1.2 License to use TMaG Marks . TMaG hereby grants AAGC a non-exclusive, non-transferable, non-sublicensable license to use the TMaG trademarks, servicemarks, logos, and other identifying marks listed on Exhibit B attached hereto (the “ TMaG Marks ”), solely in connection with the marketing and promotion of the TMaG Merchandise at the Facility in accordance with this Agreement. AAGC shall not acquire any right, title or interest in and to the TMaG Marks listed on Exhibit B or any other trademark or intellectual property of TMaG except for the limited license to use the trademark(s) as specifically set forth herein. The licenses granted to AAGC by TMaG under this Agreement shall terminate automatically and irrevocably upon the expiration or termination of this Agreement [***].

     7.1.3 TMaG’s Rights in the Marks . AAGC acknowledges the validity of and TMaG’s title to the Marks and of the goodwill associated therewith and shall not do or suffer to be done any act or thing which would adversely affect or otherwise impair the rights of TMaG in and to the Marks. AAGC shall not during or after the Term of this Agreement make any use of the Marks (except as expressly set forth herein) or any trademarks, service marks, trade names, or logos confusingly similar thereto, or file any application to register any thereof in any jurisdiction, shall make no claim of trademark rights adverse to those of TMaG, and shall not challenge or contest

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the validity of the Marks, or assist others in doing so. AAGC further acknowledges that its use of the Marks and all goodwill developed therefrom shall inure to the benefit of TMaG.

7.2 Quality Standards and Control .

     7.2.1 Quality Standards . The Facility, its operation, and the services provided at the Facility (collectively, the “ Facility Operations ”) and any proprietary information, along with any marketing materials prepared by or on behalf of AAGC relating to the Facility (the “ Marketing Materials ”) shall be of the high standards in both nature and quality of TMaG.

     (a) AAGC agrees that all of its use of the Marks shall be effected under the authority of TMaG, and in accordance with all directions and quality control standards of TMaG as listed herein or communicated by TMaG to AAGC from time to time. AAGC shall submit to TMaG copies of all materials using (or mock-ups of proposed electronic representations of) the Marks at least twenty-one (21) days before the first use thereof. AAGC shall promptly provide all other materials reasonably requested by TMaG to assess the quality of services or materials offered by AAGC pursuant to this Agreement. Should TMaG disapprove of the quality of any such services or materials, AAGC will immediately comply with any requested changes.

             7.2.2 Control .

     (a) Except as otherwise provided in this Agreement, AAGC shall not incorporate any company or change the name of any company to a name which is or includes a name which is the same or similar to any of the Marks licensed hereunder.

     (b) AAGC shall co-operate with TMaG to ensure at all times that the Facility, the Facility Operations and the Marketing Materials meet the high standards of nature and quality set out in Section 7.2.1 and shall co-operate with TMaG to enable TMaG at all times to ascertain whether the Facility, the Facility Operations and the Marketing Materials meet such high standards, and, in that regard, AAGC shall allow TMaG or any of its respective directors, officers, employees, agents or representatives the right to inspect the premises at all reasonable times in order to ascertain whether the Facility, the Facility Operations and the Marketing Materials meet such high standards.

     7.2.3 Deficiency . Upon receipt of written notice from TMaG that the Facility, the Facility Operations or the Marketing Materials do not meet the high standards of nature and quality set out in Section 7.2.1, AAGC shall co-operate with TMaG to correct such deficiency with reasonable promptness.

7.3 Intellectual Property Rights in the MAT - T System .

     7.3.1 TMaG hereby grants AAGC a non-exclusive, non-transferable, non-sublicensable license to use the MAT-T System, solely in connection with the operation of the Facility in accordance with this Agreement. AAGC shall not acquire any right, title or interest in and to the MAT-T System. The license granted to

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AAGC by TMaG hereunder shall terminate automatically and irrevocably upon the expiration or termination of this Agreement [***]. AAGC acknowledges the validity of and TMaG’s right, title and interest in and to the intellectual property rights embodied now or in the future in the MAT-T System and of the goodwill associated therewith and shall not do or suffer to be done any act or thing which would adversely affect or otherwise impair the rights of TMaG in and to the MAT-T System.

     7.3.2 AAGC hereby assigns to TMaG any of AAGC’s right, title and interest in and to any intellectual property rights AAGC may acquire relating to the MAT-T System or any subsequent developments, improvements, or derivative works thereto created by AAGC. TMaG shall have the sole right to file for, obtain, maintain, register and extend copyright, patent or trademark protection for any and all MAT-T System and any such subsequent development or improvement. AAGC agrees to use reasonable efforts to cooperate and assist TMaG in the protection of TMaG's intellectual property rights in and to the MAT-T System by providing evidence, documents or testimony concerning TMaG’s use of the MAT-T System.

     7.3.3 AAGC shall not copy the software relating to the MAT-T System in whole or in part.

     7.3.4 AAGC shall not, and shall not permit any third party to, modify the MAT-T System or decompile, reverse engineer, disassemble, or otherwise determine or attempt to determine the code of the MAT-T System, or any ideas, algorithms, structure or organization contained therein. AAGC shall not attempt to produce or aid in the production of any other club fitting or instructional system which captures and quantifies a golfer's unique body motion and manipulation of golf equipment.

     7.3.5 TMaG shall own all right, title and interest in and to the golf data collected by the MAT-T System at the Facility. Notwithstanding the foregoing, AAGC acknowledges that golf data constitutes confidential information of TMaG, and should be treated in accordance with Section 8 herein.

     8. Confidentiality . Both parties shall have a continuing obligation not to use or disclose the confidential information of the other, except to their respective existing or prospective shareholders and lenders, and their respective advisors, attorney and accountants and employees; provided in each such case, such disclosure shall be on a need-to-know basis, and the disclosing party shall be responsible for causing the person to whom such disclosure was made not to use or disclose the confidential information to any other person. In no event shall AAGC disclose the confidential information of TMaG to or for the benefit of any TMaG Competitor. For the purposes of this Agreement, the terms of this Agreement shall be deemed confidential information of both parties. Notwithstanding the foregoing, the parties may disclose the terms of this Agreement to any court or government agency, to the extent required by applicable law, regulation or order provided that they notify the other party and limit the disclosure to only the information legally required. Notwithstanding the foregoing, either party may make such a disclosure to the minimum extent required by law or by the requirements of any nationally recognized securities exchange, quotation system or over-the-counter market on which such

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party has its securities listed or traded, including to the SEC as an exhibit to its public filing to the extent required to comply with applicable securities laws, provided that such party seeks confidential treatment thereof. In the event that such disclosure is required as aforesaid, the disclosing party shall provide the other party with notice beforehand and coordinate with the other party with respect to the wording, content, scope and timing of any such disclosure. For the purposes of this Agreement, confidential information does not include information that the receiving party can show through documentary evidence: (a) is or becomes publicly known through no fault of receiving party; (b) is known by or in the possession of receiving party prior to its receipt from the disclosing party; or (c) is lawfully obtained from a third party who rightfully possesses the information (without confidentiality or proprietary restriction).

     9. Representations . AAGC hereby represents and warrants to TMaG that, as of the date hereof:

     9.1 This Agreement constitutes the legal, valid and binding obligation of AAGC, enforceable against AAGC in accordance with its terms.

     9.2 The execution, delivery and performance by AAGC of this Agreement does not and will not violate or conflict with any provision of AAGC's organizational documents or of any agreement to which AAGC is a party or by which AAGC is bound and does not and will not violate or conflict with any law, rule, regulation, judgment, order or decree to which AAGC is subject.

     9.3 There is no pending or threatened action, suit or proceeding that, if determined against AAGC, would adversely affect AAGC's ability to enter into this Agreement or to perform its obligations hereunder.

     9.4 There are no conflicting agreements, arrangements or understandings to which AAGC is a party or by which AAGC is bound, relating to the Facility. Specifically, AAGC has received a full release from Callaway Golf Company permitting AAGC to enter into this Agreement with TMaG.

     9.5 No consent of any third party is necessary for the execution of this Agreement or the performance of AAGC’s obligations herein.

     10. Representations . TMaG hereby represents and warrants to AAGC that, as of the date hereof:

     10.1 This Agreement constitutes the legal, valid and binding obligation of TMaG, enforceable against TMaG in accordance with its terms.

     10.2 The execution, delivery and performance by TMaG of this Agreement does not and will not violate or conflict with any provision of TMaG's organizational documents or of any agreement to which TMaG is a party or by which TMaG is bound and does not and will not violate or conflict with any law, rule, regulation, judgment, order or decree to which TMaG is subject.

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     10.3 There is no pending or threatened action, suit or proceeding that, if determined against TMaG, would adversely affect TMaG's ability to enter into this Agreement or to perform its obligations hereunder or thereunder.

     10.4 EXCEPT AS SET FORTH IN THIS AGREEMENT, TMAG MAKES NO OTHER REPRESENTATIONS OR WARRANTIES, EXPRESS OR IMPLIED, INCLUDING, WITHOUT LIMITATION, WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, OR WARRANTIES RELATING TO ANY PRODUCTS, SERVICES, MATERIALS OR EQUIPMENT PROVIDED BY TMAG.

11. Term and Termination .

     11.1 Term . Subject to any earlier termination of this Agreement pursuant to this Section 11 below, the term of this Agreement shall commence on the Effective Date and continue thereafter for a period of five (5) years (the “ Initial Term ”). The parties may mutually agree in writing to extend this Agreement for an additional four (4) year period (the “ Renewal Term ”); provided, however that the option to enter into the Renewal Term shall be determined by the parties not later than ninety (90) days prior to the end of the Initial Term and shall be consistent with the Lease. The Initial Term and the Renewal Term shall collectively be referred to herein as the “ Term ”.

11.2 [***]

     11.3 Termination for Breach . Either party may terminate this Agreement if (A) the other party fails in any material respect to timely perform any covenant by it made in this Agreement (including any failure to pay any amount when due hereunder), which failure has not been cured to the first party’s reasonable satisfaction within thirty (30) days of written notice of the default (except as provided below); unless such default cannot be cured within such thirty-day period using diligent best efforts, in which case the defaulting party must promptly commence and diligently cure such default to the first party’s reasonable satisfaction within ninety (90) days of written notice of the default; or (B) if any representation or warranty made by the other party in this Agreement is or proves to be untrue as of the date made.

     11.4 TMaG Termination Rights . In addition to the rights contained in Section 11.3 above, TMaG shall have the option to terminate this Agreement immediately and without prior notice or any opportunity for AAGC to cure, if:

     11.4.1 a petition to have AAGC adjudicated as bankrupt or a petition for reorganization or arrangement under any of the laws of the United States relating to bankruptcy or for the appointment of a trustee or receiver of AAGC or for relief under any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation law of any jurisdiction, whether now or hereafter in effect, is filed by or against AAGC and not dismissed within sixty (60) days from the date of such filing;

     11.4.2 the assets of AAGC or the business conducted by AAGC at the Facility is assumed by any trustee or any other person pursuant to any judicial proceedings;

11.4.3 AAGC makes an assignment for the benefit of creditors;

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     11.4.4 None of John Boreta or Ron Boreta is overseeing the day-to-day operations of the Facility;

     11.4.5 AAGC fails to make timely payment to TMaG within 21 calendar days from the end of the month, as more particularly described in Section 4.1, more than twice during any calendar year of the Term;

     11.4.6 AAGC fails to deliver to TMaG, or maintain in full force and effect, the insurance referred to in Section 15 of this Agreement;

     11.4.7 AAGC fails to promote and sell the TMaG Merchandise in accordance with the terms of Sections 1.2 and 4.5 herein;

            11.4.8 AAGC attacks the title of TMaG in and to the TMaG Marks; or

     11.4.9 AAGC fails, after receipt of written notice from TMaG, to immediately discontinue the use of the TMaG Marks in violation of this Agreement.

If TMaG has grounds to terminate this Agreement under Section 11.4.1 or 11.4.2, regardless of whether TMaG in fact terminates this Agreement, TMaG may remove all TMaG Property from Facility or any other location at which any TMaG Merchandise is being stored.

     11.5 Effect of Termination . Expiration or other termination of this Agreement shall be without prejudice to amounts accruing prior to such expiration or other termination. Upon the expiration or termination of this Agreement all licenses granted to AAGC hereunder shall immediately cease and AAGC shall remove all Marks from the Facility and return any TMaG Property to TMaG [***]. The provisions of Sections 7.1.3, 8, 9, 11.5, and 12 through 23 shall survive any expiration or termination hereof and remain in full force and effect in accordance with their respective terms. In the event that TMaG terminates this Agreement prior to the expiration of the Initial Term in accordance with sections 11.3 or 11.4, AAGC shall be required to repay to TMaG a prorated portion of the TMaG Contribution calculated based on the period of time remaining until the end of the Term.

     12. Assignment . Neither party may assign this Agreement in whole or in part without obtaining the prior written consent of the other party, which consent shall not be unreasonably withheld, conditioned or delayed; provided, however, that (a) TMaG may assign this Agreement without AAGC’s consent to any party controlling, controlled by or under common control with TMaG, and (b) AAGC may assign this Agreement without TMaG’s consent to any party controlled or under common control by Ron Boreta and/or John Boreta. Any purported assignment in violation of this Section 12 shall be null and void and a material breach hereof.

     13. Indemnity . AAGC hereby agrees to defend, indemnify and hold TMaG harmless from and against any and all damages, losses, claims, demands, causes of action and judgments, including reasonable attorney’s fees and expenses, arising out of or related to AAGC’s performance under this Agreement or the operation of the Facility business.

     14. Insurance . AAGC shall purchase and maintain at its own cost, the following insurance with limits not less than those as indicated, with insurance companies approved by

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TMaG. AAGC’s insurance may be arranged under a single policy for the full limits required, or by a combination of underlying policies and Excess or Umbrella Liability Policies.

COMMERCIAL GENERAL LIABILITY insurance including but not limited to Products, Premises, Operations, Completed Operations and Contractual Liability coverage for claims for damages from bodily injury, personal injury, death or property damage arising out of AAGC’s fulfillment of obligations set forth under this agreement. AAGC’s Commercial General Liability policy shall include contractual liability coverage, and it shall name TMaG as an Additional Insured for AAGC’s fulfillment of obligations set forth under this agreement. Policy shall be written on an “occurrence” form, and provide the following limits of coverage:

                                        Each Occurrence $[***]

                                        Personal & Advertising Injury $[***]

                                        Products / Completed Operations $[***]

WORKER’S COMPENSATION insurance providing coverage for claims under Worker's Compensation in accordance with state law; and Disability Benefits and other similar employee benefit acts which are applicable to AAGC’s fulfillment of obligations set forth under this agreement, including Employers Liability coverage, for claims for damages from bodily injury, occupational sickness or disease or death of contractor's employees shall be provided with limits of at least $[***].

PROPERTY insurance that includes full coverage for all TMaG products invoiced to AAGC, or in the possession of AAGC, at the TMaG invoice selling price, and any insurer proceeds of stated products shall be applied in TMaG’s satisfaction to the invoice price payable by AAGC.

DEDUCTIBLES for all required insurance shall be the full and sole responsibility of AAGC, and shall in no way diminish loss amounts AAGC is to reimburse TMaG in the event of loss.

WAIVER OF SUBROGATION for all required insurance shall be in favor of TMaG by AAGC and its insurance companies in which both agree to waive all rights of subrogation against TMaG, its parent companies or affiliated companies for damages or injuries covered by the AAGC’s insurance policies.

CERTIFICATES OF INSURANCE for all required insurance shall be provided to TMaG by AAGC evidencing limits of liability and names of insurance companies. Certificate must state that AAGC will provide at least thirty (30) days prior written notice to TMaG if any policy is to be cancelled, non-renewed, or aggregate limits are exhausted.

     15. LIMITATION OF LIABILITY . EXCEPT AS OTHERWISE EXPRESSLY SET FORTH ELSEWHERE IN THIS AGREEMENT, IN NO EVENT SHALL EITHER PARTY BE

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LIABLE FOR INCIDENTAL, SPECIAL, EXEMPLARY OR CONSEQUENTIAL DAMAGES (INCLUDING BUT NOT LIMITED TO LOSS OF BUSINESS OPPORTUNITY OR LOSS OF PROFIT) ARISING OUT OF ACTIVITIES RELATING TO THIS AGREEMENT, EXCEPT FOR BREACH OF CONFIDENTIALITY OBLIGATIONS IN SECTION 8 AND BREACH OF INTELLECTUAL PROPERTY OBLIGATIONS IN SECTION 7, EVEN IF THE PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

     16. Governing Law . This Agreement shall be governed by and construed in accordance with the laws of the State of California, without regard to principles of conflicts of laws. Any disputes that arise under or relate to this Agreement (whether tort, contract or both) shall be resolved in a state or federal court of competent jurisdiction in San Diego County, California. AAGC hereby consents to the personal jurisdiction of, and to the laying of venue in, any such court.

     17. Notices . Any notice required or permitted to be given hereunder shall be in writing and shall be served by personal delivery or by Federal Express or another reputable overnight courier service, addressed to the party to be notified, and if to TMaG, with copy to its General Counsel. For the purposes of the foregoing, the initial addresses of the parties shall be as set forth below their signatures on the signature page hereof.

     18. Entire Agreement . This Agreement, and the instruments and agreements referred to herein, constitute the entire agreement between AAGC and TMaG with respect to the subject matter hereof, and supersede all prior agreements respecting same. In entering into this Agreement, neither party is relying on any representation, warranty or covenant of the other party (or allegedly made by or on behalf of the other party) that is not expressly set forth herein.

     19. Counterparts . This Agreement may be executed in counterparts each of which, when taken together, shall constitute a single agreement.

     20. Amendments, Etc . This Agreement may be amended, modified or terminated only by a writing signed by the party against whom it is to be enforced. No act or course of dealing shall be deemed to constitute an amendment, modification or termination hereof.

     21. Successors and Assigns . This Agreement shall be binding upon and inure to the benefit of the successors and permitted assigns of the parties hereto.

     22. No Third Party Beneficiaries . Nothing express or implied in this Agreement is intended to confer any rights or benefits on any person other than AAGC and TMaG, and their permitted successors and assigns.

     23. Relationship of the Parties . This Agreement is limited to the rights and obligations set forth herein. The relationship of the parties is that of independent contractors, and no agency, partnership, joint venture, fiduciary or other relationship is created hereby, and neither party has any authority of any kind to bind the other party in any respect whatsoever, nor any obligation of any kind to the other party except as expressly provided herein. Except as expressly provided in this Agreement, each party shall be responsible for their own expenses incurred in performing their respective obligations under this Agreement.

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     IN WITNESS WHEREOF, this Agreement has been executed as of the date first written above.

All-American Golf Center, Inc.
a Nevada corporation

By:/s/ Ron Boreta
Name: Ron Boreta
Its: __________________________

6730 S. Las Vegas Blvd.
Las Vegas, Nevada 89119
Attention: Ron Boreta

TAYLOR MADE GOLF COMPANY, INC.,
a Delaware corporation doing business as
TaylorMade-adidas Golf Company

By:_ /s/ Mark King____________________
Name: Mark King
Its: CEO and President

By:_ /s/ David Abeles___________________
Name: David Abeles
Its: Executive Vice President
and General Manager

5545 Fermi Court
Carlsbad, California 92008
Attention: Doug Holt

with a copy to:

5545 Fermi Court
Carlsbad, California 92008
Attention: William Reimus, Senior Vice President
and General Counsel

EXHIBIT A

The Facility currently consists of a 42-acre, nine (9) hole, public golf course and training facility, driving range with 113 range stations, and a club house consisting of both a retail space and a restaurant.

EXHIBIT B

TMaG Marks

EXHIBIT C

Minimum Standards

1.	AAGC shall remain current on payments to TMaG.
2.	The Facility shall not be modified in any material way except as set forth in the Agreement (i. e. , further modifications, remodels, etc. to the retail space, driving range, golf course must be approved by TMaG, which approval will not unreasonably be withheld) . Notwithstanding the foregoing, TMaG recognizes that the golf course of the Facility may be modified consistent with a practice, training and fitting centric facility, provided that any such modification to the golf course does not impact the clubhouse, retail space, driving range and quality of the entire Facility.
3.	AAGC shall not dispose of any part of the Facility (except for possible changes to the land relating to the golf course, as more particularly described above in section 2) .
4.	AAGC shall keep the TMaG Property operational, clean and in good condition.
5.	AAGC shall update custom and stock store graphics on at least an annual basis in accordance to product launches and core focuses for TMaG brands. Fixture graphics and displays should be updated and merchandised appropriately in accordance to product launches and core focuses for TMaG's brands.
6.	All parts of the Facility (retail space, driving range, golf course) must be maintained in a first class manner in a quality at least as good as it is today (except for possible changes to the land relating to the golf course, as more particularly described above) . AAGC shall ensure that the Facility remains a premier Las Vegas golf destination as it is as of the Effective Date.
7.	AAGC shall staff the Facility with a sufficient number of trained, knowledgeable staff. Staffing levels shall not materially decrease from the number of staff employed as of the Effective Date.
8.	Use of Marks must be approved by TMaG’s marketing department. As a non-limiting example, all email blasts need to be pre-approved.
9.	AAGC shall ensure that the TMaG product mix is current – all newly launched or hot products shall be on-hand at all times, and AAGC shall manage and cycle out older product.

EXHIBIT D

TMaG Merchandise Supply Obligations

None.

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